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                                                                   Exhibit 99.j

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Custodian, Counsel and Independent Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment No. 14 to the Registration Statement (Form N-1A, No. 33-57724) of Tweedy, Browne Fund Inc., and to the incorporation by reference of our reports dated May 6, 2002 on Tweedy, Browne American Value Fund and Tweedy, Browne Global Value Fund, each a series of Tweedy, Browne Fund Inc.



                                                ERNST & YOUNG LLP



Boston, Massachusetts
July 24, 2002